EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
of Image Entertainment, Inc.
Chatsworth, California

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement of our report dated June 27, 2006, relating to the consolidated financial statements and related financial statement schedule of Image Entertainment, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2006.

/s/ BDO Seidman, LLP

Los Angeles, California
November 14, 2006